                                POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints Daniel L. Heard or Blake Schuhmacher, the undersigned's true and lawful attorney-in-fact to:

        (1)     execute for and on behalf of the undersigned, in the
undersigned's capacity as Chief Financial Officer of Communications Sales &
Leasing, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a)
of the Securities Exchange Act of 1934, as amended, and the rules thereunder
(the "Exchange Act");

        (2)     do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such
Form 3, 4 or 5, or any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

        (3)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

        The undersigned hereby grants to such attorney-in- fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of April, 2015.

Mark A. Wallace                        /s/ Mark A. Wallace
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Typed or Printed Name                  Signature

        On the 1st day of April, 2015, before me personally came Mark A.
Wallace, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

        WITNESS my hand and official seal.

                                       /s/ Vera E. Hitt
                                       ---------------------------
                                       Vera E. Hitt
                                       (Printed Name of Notary Public)

[NOTARIAL SEAL]

My commission expires:

10-16-19
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